UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)           November 27, 2006
LIN TV Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
LIN Television Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25206	13-3581627

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Four Richmond Square, Suite 200, Providence, Rhode Island 02906

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:           (401) 454-2880
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 27, 2006, LIN TV Corp. (“LIN TV”) announced that the Board of Directors appointed Bart Catalane as LIN TV’s Senior Vice President and Chief Financial Officer. Mr. Catalane has also been appointed as Senior Vice President and Chief Financial Officer of LIN Television Corporation (“LIN Television”), a wholly-owned subsidiary of LIN TV. In connection with Mr. Catalane’s appointment, the Compensation Committee of LIN TV’s Board of Directors approved the grant to Mr. Catalane of an option to purchase 100,000 shares of the Company’s class A common stock. The option vests over a period of four years, with 25% of the option vesting on each anniversary of the grant date, beginning one year from the date of grant.
Mr. Catalane, age 50, was employed as President, Chief Operating Officer and Chief Financial Officer of Ziff Davis Media, Inc. from 2001 until earlier this year. Mr. Catalane was Chief Financial Officer of TMP Worldwide Inc. from 1999 to 2001 and Chief Financial Officer of ABC Radio Networks, ABC Radio and ABC Broadcasting from 1989 to 1999. Mr. Catalane was a member of the Capital Cities/ABC corporate finance team from 1984 to 1989.
LIN TV and LIN Television entered into an employment agreement with Mr. Catalane, effective as of November 27, 2006. The agreement provides for Mr. Catalane to receive a base salary of $250,000 and to be eligible for an annual bonus in an amount up to 90% of his then-current base salary based upon achievement of certain revenue and EBITDA targets established by the President and CEO of LIN TV together with the Board of Directors of LIN TV. Mr. Catalane will also be eligible for a second annual bonus payment equal to up to 15% of his then-current base salary. The amount of this second bonus will be determined by the President and CEO of LIN TV and the compensation committee of the Board of Directors of LIN TV and will be based upon their assessment of such factors as they determine are relevant, such as financial performance or management’s achievement of certain goals established by the President and CEO and the Board. The term of the agreement will continue each year unless either LIN TV, LIN Television or Mr. Catalane terminates it. In the event that the employment agreement is terminated by LIN TV or LIN Television “without cause” or by Mr. Catalane for “good reason” as defined in the agreement, Mr. Catalane will be entitled to receive as a severance payment his base salary and a payment equal to the bonus he received in the prior year. In addition, during the twelve-month period following a termination of Mr. Catalane’s employment by LIN TV or LIN Television “without cause” or by Mr. Catalane for “good reason,” LIN Television will continue to pay the employer’s portion of Mr. Catalane’s health and dental insurance premiums. Mr. Catalane has agreed to preserve all confidential and proprietary information relating to LIN TV’s and LIN Television’s business during and after the term of the agreement. In addition, Mr. Catalane has agreed to non-competition and non-solicitation provisions that are in effect during the term of the agreement and for one year thereafter. Upon a change of control transaction or if either LIN TV or LIN Television terminate Mr. Catalane’s employment in anticipation of a change of control transaction, the agreement provides that the stock options that LIN TV granted to Mr. Catalane (representing the right to purchase 100,000 shares of the Company’s class A common stock) will become fully vested.
Item 9.01 Financial Statements and Exhibits.
10.1 Employment agreement between LIN TV Corp., LIN Television Corporation and Bart Catalane dated November 27, 2006.
99.1 Press release dated November 27, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIN TV Corp.
Date: November 27, 2006	By:	/s/ William A. Cunningham
		Name:	William A. Cunningham
		Title:	Vice President and Controller